Sub-Item 77D
Policies with Respect to Securities Investments
Janus Conservative Allocation Fund
Janus Growth Allocation Fund
Janus Moderate Allocation Fund
Janus Real Return Fund
2-34393, 811-1879

Janus Conservative Allocation Fund
New Policy:
The Fund seeks to achieve its investment objective by investing in other Janus mutual funds ("underlying funds") that represent a variety of asset classes and investment styles and provide exposure to issuers located throughout the world. Through its investments in underlying funds, the Fund invests in issuers from several different countries and may, under unusual circumstances, be invested in a single country. As a result, the Fund normally will have approximately 40% of its net assets allocated to non-U.S. investments. The Fund may also have significant exposure to emerging markets.

The Fund pursues this objective by investing in a diversified portfolio of underlying funds, resulting in an allocation of the Fund's investments that normally provides exposure of approximately 55% to fixed-income securities and money market securities, 33% to equity investments, and 12% to alternative investments. The target allocation and the allocation of the Fund's assets among underlying funds are based on quantitative and qualitative analysis. Because it invests in other funds, the Fund is considered a "fund of funds."

The Fund's asset allocation is intended to diversify investments throughout the world among equity investments, fixed-income securities, cash equivalents, and alternative investments. The portfolio manager determines the overall composition of the Fund, oversees the investment process, and is responsible for the day-to-day management of the Fund. The portfolio manager continually monitors asset class allocations and periodically rebalances the Fund's investments in the underlying funds. The portfolio manager also regularly reviews the allocation of Fund assets in the underlying funds and may modify the underlying funds' weightings or substitute other underlying funds to emphasize and mitigate risk exposures that may arise as a result of the implementation of the allocations. An independent asset allocation service provides evaluations of asset allocations that the portfolio manager may use in implementing the allocations among the underlying funds.

Additionally,  the  portfolio  manager  consults  with a  committee  (the "Asset
Allocation Committee") to regularly review the broad market, macroeconomic conditions and other global financial factors that may impact the Fund's allocation of assets among the underlying funds and asset classes. The Asset Allocation Committee is comprised of investment professionals of Janus Capital and may also include investment professionals of Janus Capital's affiliated investment advisers. The portfolio manager and Asset Allocation Committee normally meet on a quarterly basis. The portfolio manager may change the Fund's asset class allocations, the underlying funds, an underlying fund's asset category, or weightings among asset classes or underlying funds without prior shareholder notice.

The Fund will normally allocate approximately 55% of its investments to underlying bond funds and money market instruments, approximately 33% of its investments to underlying funds that provide varying exposure to common stocks of large U.S.-based companies, small- to mid-capitalization companies, and international companies (including those with exposure to emerging markets), and approximately 12% of its investments to underlying funds that seek returns uncorrelated with the returns of stocks and bonds by providing exposure to alternative investments and alternative investment strategies. Refer to Appendix A in the Prospectus for a brief description of the investment strategies of each of the currently available underlying funds.

When market conditions dictate a more defensive strategy, the Fund or an underlying fund may temporarily hold cash or invest its assets in temporary investments. In that case, the Fund may take positions that are inconsistent with its investment objective. As a result, the Fund may not achieve its investment objective.

Old Policy:
The Fund seeks to achieve its investment objective by investing in other Janus mutual funds ("underlying funds") that represent a variety of asset classes and investment styles. The Fund pursues this objective by investing in a diversified portfolio of underlying funds resulting in an allocation of the Fund's investments that normally provides exposure of approximately 40% to stocks and 60% to bonds and money market securities. The target allocation and the allocation of the Fund's assets among underlying funds are based on quantitative and qualitative analysis. Because it invests in other funds, the Fund is considered a "fund of funds."

The Fund's asset allocation is intended to diversify investments among stocks, bonds, and cash equivalents. The portfolio manager regularly reviews the allocation of Fund assets in the underlying funds and may modify the underlying funds' weightings or substitute other underlying funds to emphasize and mitigate risk exposures that may arise as a result of the implementation of the allocations. An independent asset allocation service provides evaluations of asset allocations that the portfolio manager may use in implementing the allocations among the underlying funds. The portfolio manager continually monitors asset class allocations and periodically rebalances the Fund's investments in the underlying funds. The portfolio manager may change the Fund's asset class allocations, the underlying funds, an underlying fund's asset category, or weightings among asset classes or underlying funds without prior shareholder notice.

The Fund will normally allocate approximately 60% of its investments to underlying bond funds and money market instruments; and approximately 40% of its investments to underlying funds that provide varying exposure to common stocks of large U.S.-based companies, small- to mid-capitalization companies, and international companies (including those with exposure to emerging markets). Refer to Appendix A in this Prospectus for a brief description of the investment strategies of each of the currently available underlying funds.

When market conditions dictate a more defensive strategy, the Fund or an underlying fund may temporarily hold cash or invest its assets in temporary investments. In that case, the Fund may take positions that are inconsistent with its investment objective. As a result, the Fund may not achieve its investment objective.

Janus Growth Allocation Fund
New Policy:
The Fund seeks to achieve its investment objective by investing in other Janus mutual funds ("underlying funds") that represent a variety of asset classes and investment styles and provide exposure to issuers located throughout the world. Through its investments in underlying funds, the Fund invests in issuers from several different countries and may, under unusual circumstances, be invested in a single country. As a result, the Fund normally will have approximately 40% of its net assets allocated to non-U.S. investments. The Fund may also have significant exposure to emerging markets.

The Fund pursues this objective by investing in a diversified portfolio of underlying funds, resulting in an allocation of the Fund's investments that normally provides exposure of approximately 72.5% to equity investments, 17.5% to fixed-income securities and money market securities, and 10% to alternative investments. The target allocation and the allocation of the Fund's assets among underlying funds are based on quantitative and qualitative analysis. Because it invests in other funds, the Fund is considered a "fund of funds."

The Fund's asset allocation is intended to diversify investments throughout the world among equity investments, fixed-income securities, cash equivalents, and alternative investments. The portfolio manager determines the overall composition of the Fund, oversees the investment process, and is responsible for the day-to-day management of the Fund. The portfolio manager continually monitors asset class allocations and periodically rebalances the Fund's investments in the underlying funds. The portfolio manager also regularly reviews the allocation of Fund assets in the underlying funds and may modify the underlying funds' weightings or substitute other underlying funds to emphasize and mitigate risk exposures that may arise as a result of the implementation of the allocations. An independent asset allocation service provides evaluations of asset allocations that the portfolio manager may use in implementing the allocations among the underlying funds.

Additionally,  the  portfolio  manager  consults  with a  committee  (the "Asset
Allocation Committee") to regularly review the broad market, macroeconomic conditions and other global financial factors that may impact the Fund's allocation of assets among the underlying funds and asset classes. The Asset Allocation Committee is comprised of investment professionals of Janus Capital and may also include investment professionals of Janus Capital's affiliated investment advisers. The portfolio manager and Asset Allocation Committee normally meet on a quarterly basis. The portfolio manager may change the Fund's asset class allocations, the underlying funds, an underlying fund's asset category, or weightings among asset classes or underlying funds without prior shareholder notice.

The Fund will normally allocate approximately 72.5% of its investments to underlying funds that provide varying exposure to common stocks of large U.S.-based companies, small- to mid-capitalization companies, and international companies (including those with exposure to emerging markets), approximately 17.5% of its investments to underlying bond funds and money market instruments, and approximately 10% of its investments to underlying funds that seek returns uncorrelated with the returns of stocks and bonds by providing exposure to alternative investments and alternative investment strategies. Refer to Appendix A in the Prospectus for a brief description of the investment strategies of each of the currently available underlying funds.

When market conditions dictate a more defensive strategy, the Fund or an underlying fund may temporarily hold cash or invest its assets in temporary investments. In that case, the Fund may take positions that are inconsistent with its investment objective. As a result, the Fund may not achieve its investment objective.

Old Policy:
The Fund seeks to achieve its investment objective by investing in other Janus mutual funds ("underlying funds") that represent a variety of asset classes and investment styles. The Fund pursues this objective by investing in a diversified portfolio of underlying funds resulting in an allocation of the Fund's investments that normally provides exposure of approximately 80% to stocks and 20% to bonds and money market securities. The target allocation and the allocation of the Fund's assets among underlying funds are based on quantitative and qualitative analysis. Because it invests in other funds, the Fund is considered a "fund of funds."

The Fund's asset allocation is intended to diversify investments among stocks, bonds, and cash equivalents. The portfolio manager regularly reviews the allocation of Fund assets in the underlying funds and may modify the underlying funds' weightings or substitute other underlying funds to emphasize and mitigate risk exposures that may arise as a result of the implementation of the allocations. An independent asset allocation service provides evaluations of asset allocations that the portfolio manager may use in implementing the allocations among the underlying funds. The portfolio manager continually monitors asset class allocations and periodically rebalances the Fund's investments in the underlying funds. The portfolio manager may change the Fund's asset class allocations, the underlying funds, an underlying fund's asset category, or weightings among asset classes or underlying funds without prior shareholder notice.

The Fund will normally allocate approximately 80% of its investments to underlying funds that provide varying exposure to common stocks of large U.S.-based companies, small- to mid-capitalization companies, and international companies (including those with exposure to emerging markets); and approximately 20% of its investments to underlying bond funds and money market instruments. Refer to Appendix A in this Prospectus for a brief description of the investment strategies of each of the currently available underlying funds.

When market conditions dictate a more defensive strategy, the Fund or an underlying fund may temporarily hold cash or invest its assets in temporary investments. In that case, the Fund may take positions that are inconsistent with its investment objective. As a result, the Fund may not achieve its investment objective.

Janus Moderate Allocation Fund
New Policy:
The Fund seeks to achieve its investment objective by investing in other Janus mutual funds ("underlying funds") that represent a variety of asset classes and investment styles and provide exposure to issuers located throughout the world. Through its investments in underlying funds, the Fund invests in issuers from several different countries and may, under unusual circumstances, be invested in a single country. As a result, the Fund normally will have approximately 40% of its net assets allocated to non-U.S. investments. The Fund may also have significant exposure to emerging markets.

The Fund pursues this objective by investing in a diversified portfolio of underlying funds, resulting in an allocation of the Fund's investments that normally provides exposure of approximately 48.5% to equity investments, 33.5% to fixed-income securities and money market securities, and 18% to alternative investments. The target allocation and the allocation of the Fund's assets among underlying funds are based on quantitative and qualitative analysis. Because it invests in other funds, the Fund is considered a "fund of funds."

The Fund's asset allocation is intended to diversify investments throughout the world among equity investments, fixed-income securities, cash equivalents, and alternative investments. The portfolio manager determines the overall composition of the Fund, oversees the investment process, and is responsible for the day-to-day management of the Fund. The portfolio manager continually monitors asset class allocations and periodically rebalances the Fund's investments in the underlying funds. The portfolio manager also regularly reviews the allocation of Fund assets in the underlying funds and may modify the underlying funds' weightings or substitute other underlying funds to emphasize and mitigate risk exposures that may arise as a result of the implementation of the allocations. An independent asset allocation service provides evaluations of asset allocations that the portfolio manager may use in implementing the allocations among the underlying funds.

Additionally,  the  portfolio  manager  consults  with a  committee  (the "Asset
Allocation Committee") to regularly review the broad market, macroeconomic conditions and other global financial factors that may impact the Fund's allocation of assets among the underlying funds and asset classes. The Asset Allocation Committee is comprised of investment professionals of Janus Capital and may also include investment professionals of Janus Capital's affiliated investment advisers. The portfolio manager and Asset Allocation Committee normally meet on a quarterly basis. The portfolio manager may change the Fund's asset class allocations, the underlying funds, an underlying fund's asset category, or weightings among asset classes or underlying funds without prior shareholder notice.

The Fund will normally allocate approximately 48.5% of its investments to underlying funds that provide varying exposure to common stocks of large U.S.-based companies, small- to mid-capitalization companies, and international companies (including those with exposure to emerging markets), approximately 33.5% of its investments to underlying bond funds and money market instruments, and approximately 18% of its investments to underlying funds that seek returns uncorrelated with the returns of stocks and bonds by providing exposure to alternative investments and alternative investment strategies. Refer to Appendix A in the Prospectus for a brief description of the investment strategies of each of the currently available underlying funds.

When market conditions dictate a more defensive strategy, the Fund or an underlying fund may temporarily hold cash or invest its assets in temporary investments. In that case, the Fund may take positions that are inconsistent with its investment objective. As a result, the Fund may not achieve its investment objective.

Old Policy:
The Fund seeks to achieve its investment objective by investing in other Janus mutual funds ("underlying funds") that represent a variety of asset classes and investment styles. The Fund pursues this objective by investing in a diversified portfolio of underlying funds resulting in an allocation of the Fund's investments that normally provides exposure of approximately 60% to stocks and 40% to bonds and money market securities. The target allocation and the allocation of the Fund's assets among underlying funds are based on quantitative and qualitative analysis. Because it invests in other funds, the Fund is considered a "fund of funds."

The Fund's asset allocation is intended to diversify investments among stocks, bonds, and cash equivalents. The portfolio manager regularly reviews the allocation of Fund assets in the underlying funds and may modify the underlying funds' weightings or substitute other underlying funds to emphasize and mitigate risk exposures that may arise as a result of the implementation of the allocations. An independent asset allocation service provides evaluations of asset allocations that the portfolio manager may use in implementing the allocations among the underlying funds. The portfolio manager continually monitors asset class allocations and periodically rebalances the Fund's investments in the underlying funds. The portfolio manager may change the Fund's asset class allocations, the underlying funds, an underlying fund's asset category, or weightings among asset classes or underlying funds without prior shareholder notice.

The Fund will normally allocate approximately 60% of its investments to underlying funds that provide varying exposure to common stocks of large U.S.-based companies, small- to mid-capitalization companies, and international companies (including those with exposure to emerging markets); and approximately 40% of its investments to underlying bond funds and money market instruments. Refer to Appendix A in this Prospectus for a brief description of the investment strategies of each of the currently available underlying funds.

When market conditions dictate a more defensive strategy, the Fund or an underlying fund may temporarily hold cash or invest its assets in temporary investments. In that case, the Fund may take positions that are inconsistent with its investment objective. As a result, the Fund may not achieve its investment objective.

Janus Real Return Fund
New Policy:
The Fund pursues its investment objective by primarily investing in U.S. Treasury securities, short-duration high-yield/ high-risk debt, commodity-linked investments, and equity securities. The Fund's investments in U.S. Treasury securities may also include Treasury Inflation Protected Securities, also known as TIPS. As utilized by the Fund, each of these types of investments may be considered an "inflation-related investment," which are those that may provide what is known as "real return," or a rate of return above the rate of inflation over a full market cycle. Due to the nature of securities in which the Fund invests, it may have relatively high portfolio turnover compared to other funds.

The Fund may invest up to 90% of its net assets in short-duration high-yield/high-risk debt securities. The Fund's investments in short-duration high-yield/high-risk securities include debt rated below investment grade, also known as "junk bonds." Securities rated below investment grade may include their unrated equivalents or other high-yielding securities the portfolio managers believe offer attractive risk/return characteristics. The Fund may also invest in certain investment grade debt instruments, including corporate bonds, government bonds, municipal bonds, mortgage-backed securities, zero-coupon bonds, and agency securities. The Fund may invest in foreign debt securities.

To seek exposure to the commodities markets, the Fund may invest in commodity-linked investments such as commodity-related exchange-traded funds ("ETFs"), commodity index-linked swap agreements, commodity options and futures, and options on futures that provide exposure to the investment returns of the commodities markets. The Fund may also invest in other commodity-linked derivative instruments, such as commodity-linked notes ("structured notes").

The Fund's investments in equity securities may include common stock, preferred stock, and convertible securities, all of which may include exposure to foreign markets. The Fund may invest in companies of any market capitalization. The Fund's equity investments may also include securities of real estate-related companies, including, but not limited, to real estate investment trusts
("REITS") and similar REIT-like entities, such as foreign entities that have REIT characteristics.

The Fund may also invest in derivative instruments (by taking long and/or short positions) for various purposes, including hedging by shorting interest rate futures against long positions in TIPS, using inflation index swaps to hedge against unexpected changes in the rate of inflation, to increase or decrease the Fund's exposure to a particular market, to manage or adjust the risk profile of the Fund related to an investment, and to earn income and enhance returns. The Fund's exposure to derivatives will vary, is not limited to those derivatives listed, and could be significant at times. For more information on the Fund's use of derivatives, refer to the Fund's shareholder reports and Form N-Q reports, which are filed with the Securities and Exchange Commission.

The Fund may also use reverse repurchase agreements to generate income as part of its inflation-related strategies. Proceeds from reverse repurchase agreement transactions may be invested in other securities or instruments to attempt to increase the Fund's investment return. The Fund may also invest in money market instruments, buy backs or dollar rolls, other securitized debt products, bank loans, various when-issued securities, exchange-traded notes, and other investment companies.

In addition to considering economic factors such as the rate of inflation and the effect of interest rates on the Fund's investments, the portfolio managers apply a "bottom up" approach in choosing investments. This means that the portfolio managers look at securities one at a time to determine if a security is an attractive investment opportunity and if it is consistent with the Fund's investment policies.

Old Policy:
Under normal market conditions, the Fund seeks to allocate its assets among the following inflation-related investment categories: global inflation-linked securities, commodity-linked investments, emerging market debt, emerging market equity, global real estate, and short-duration debt. Inflation-related investment categories are those which may provide what is known as "real return," or a rate of return above the rate of inflation over a market cycle. The Fund has wide flexibility to allocate assets across categories and may, at times, allocate assets to less than all categories. The Fund's Allocation Committee utilizes a "top down" analysis of macroeconomic factors to determine the overall allocation to each of the Fund's investment categories. Individual portfolio managers generally utilize a "bottom up" approach in choosing investments where the portfolio managers look at companies one at a time to determine if an investment is an attractive investment opportunity and if it is consistent with the Fund's investment policies, but may also consider macroeconomic factors. Due to the nature of the securities in which the Fund invests and the allocation process, it may have relatively high portfolio turnover compared to other funds.

The Fund's investment in global inflation-linked securities will generally consist of inflation-indexed bonds issued by both governments and corporations, and may include non-U.S. issuers, including emerging markets. Such investments may include, but are not limited to, Treasury Inflation-Protected Securities, also known as TIPS. The Fund may utilize inflation index swaps to hedge against unexpected changes in the rate of inflation as measured by an inflation index such as the Consumer Price Index. The Fund may utilize reverse repurchase agreements to generate income as part of its inflation-related strategies. Proceeds from reverse repurchase transactions may be invested in other securities or instruments in an effort to increase the Fund's investment returns.

To seek exposure to the commodities markets, the Fund may invest in commodity index-linked swap agreements, commodity options and futures, and options on futures that provide exposure to the investment returns of the commodities markets. The Fund may also invest in other commodity-linked derivative instruments, such as commodity-linked notes ("structured notes"). The Fund will seek to gain exposure to the commodity markets, in whole or in part, through investments in a wholly-owned subsidiary of the Fund organized under the laws of the Cayman Islands (the "Subsidiary") which is generally subject to the same investment policies and restrictions of the Fund. The Subsidiary invests in commodity-linked investments and other investments which may serve as margin or collateral for the Subsidiary's derivative positions.

The Fund's investments in emerging market debt securities and short-duration debt securities may include, but are not limited to, corporate bonds, government bonds, municipal bonds, convertible bonds, mortgage-backed securities, zero-coupon bonds, and agency securities. The Fund may invest in debt securities of issuers in a number of developed market countries, which may include the United States. The Fund may invest in debt securities with a range of maturities from short- to long-term. The Fund may invest up to 25% of its net assets in high-yield/high-risk debt securities.

The Fund's investments in emerging market equity securities include securities of issuers that (i) are primarily listed on the trading market of an emerging market country; (ii) are incorporated or have their principal business activities in an emerging market country; or (iii) derive 50% or more of their revenues from, or have 50% or more of their assets in, an emerging market country. An emerging market country is any country that has been determined by an international organization, such as the World Bank, to have a low to middle income economy and/or any country that is not included in the Morgan Stanley Capital International World IndexSM, which measures the equity market performance of developed markets.

The Fund may invest in equity and debt securities of U.S. and non-U.S. real estate-related companies. Such companies may include those in the real estate industry or real estate-related industries. These securities may include common stocks, preferred stocks, and other equity securities, including, but not limited to, real estate investment trusts ("REITs"), and similar REIT-like entities such as foreign entities that have REIT characteristics.

In addition to the allocations above, the Fund may invest in other inflation-related investment categories, which may include investments in money market instruments, buy backs or dollar rolls, other securitized debt products, preferred stock, bank loans, private placements, exchange-traded notes, and other investment companies, including exchange-traded funds ("ETFs"), and commodity-related ETFs. The Fund may invest in companies of any market capitalization. The Fund's investments may be denominated in local currency or U.S. dollar-denominated. The Fund may lend portfolio securities on a short-term or long-term basis, in an amount to up to 1/3 of its assets as determined at the time of the loan origination.

In addition to commodities-linked derivative instruments and inflation index swaps, the Fund may also invest its assets in derivative instruments that have a value derived from other underlying assets, such as stocks, bonds, currencies, interest rates or market indices. The Fund may invest in swaps to gain access to foreign markets, including circumstances where direct investment may be restricted or unavailable. The Fund may also invest in derivative instruments, such as forward currency contracts, to hedge the value of the Fund's portfolio against the Fund's benchmark index. The Fund may also invest in derivative instruments (by taking long and/or short positions) for other purposes, including hedging, to increase or decrease the Fund's exposure to a particular market, to manage or adjust the risk profile of the Fund related to an investment or currency exposure, and to earn income and enhance returns. The Fund's exposure to derivatives will vary, is not limited to those derivatives listed, and could be significant at times. For more information on the Fund's use of derivatives, refer to the Fund's shareholder reports and Form N-Q reports, which are filed with the Securities and Exchange Commission.